Exhibit 32.1
Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Columbia Pipeline Partners LP (the “Partnership”) on Form 10-K for the year ending December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Skaggs, Jr., Chief Executive Officer of the Partnership, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

/s/ Robert C. Skaggs, Jr
Robert C. Skaggs, Jr.
Chief Executive Officer

Date: February 18, 2016